Dean Heller                          Certificate of     Office Use Only:
Secretary of State                     Amendment
                                    (Pursuant to NRS 78 380)
2002 North Carson Street
Carson City, NV   86701 - 4201
(775) 684-6708

Important:  Read attached instrument before completing

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         Certificate of Amendment To Articles of Incorporation
                     For Nevada Profit Corporations
           (Pursuant to NRS 78.380 - Before Issuance of Stock)
                         - Remit in Duplicate -

1.  Name of Corporation:     DEVELOPCAP, Inc.


2. The articles have been amended as follows (provide article numbers, if available):

    1.  Name of Corporation:     DEVELOCAP, INC.


3.  The undersigned declare that they constitute at least

      two thirds of the incorporators  (check) ( X ),
      or of the board of directors  (check) (   )


4. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.


5.  Signatures



/s/Cammie Warburton
-----------------------------
Cammie Warburton


IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.